UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 19, 2003



                                SENTO CORPORATION
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             (Exact name of registrant as specified in its charter)

              Utah                       06425                 87-0284979
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(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)          Identification No.)

       808 East Utah Valley Drive
           American Fork, Utah                                84003
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(Address of principal executive offices)                   (Zip Code)

                                 (801) 492-2000
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              (Registrant's telephone number, including area code)

                                       n/a
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              ITEM 5. OTHER EVENTS
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Maturity of Convertible Debentures

         Sento Corporation ("Sento") announces that its $1.3 million in convertible subordinated debentures, convertible to common stock at $20 per share, have now matured. Management is optimistic it will be successful in efforts to reach a near term extension. Management also announces it has reached an agreement in principle with a private investment group, including some of the current debenture holders, and received a term sheet that will restructure the convertible debentures reflecting current market conditions. The agreement requires approval by Sento's board of directors once details are finalized.

         Furthermore, management anticipates it will be able to renew the $2.0 million bank line of credit that expired January 31, 2003, upon successful completion of the refinancing of the debentures. Management cannot at this time make any assurances that the efforts to resolve the debentures and renew the line of credit will be successful. If the Company is unable to restructure the debenture obligations and renew the line of credit as anticipated, it will explore its range of other alternatives in order to continue.

Fourth Quarter Utilization of Sento Services

         Increased utilization of Sento's Service Portal offerings in the current quarter appears to be validating the Company's overall business model. Although current quarter revenue is not at last year's fourth quarter levels, the tax season surge and the increases the Company is seeing in Service Portal usage put the Company in position to exceed revenue levels seen in the previous three quarters.

Forward Looking Statements

         Statements in this current report, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this report are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; the Company's ability to refinance its convertible debentures; the Company's ability to renew its line of credit, risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions that could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SENTO CORPORATION


Date: February 20, 2003                        By   /s/ Patrick O'Neal
                                                   -----------------------------
                                                    Patrick O'Neal
                                                    Its Chief Executive Officer